UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2023

Golub Capital BDC 3, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ N/A ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2023, Golub Capital BDC 3, Inc. (the “Company”) entered into an amended and restated revolving loan agreement (the “A&R GC Advisors Revolver”) with GC Advisors LLC (“GC Advisors”) as the lender in order to amend and restate the Company’s existing unsecured revolving loan agreement with GC Advisors (the “Prior GC Advisors Revolver”). The A&R GC Advisors Revolver was effective as of September 1, 2023.

The A&R GC Advisors Revolver amended the Prior GC Advisors Revolver to, among other things, (a) extend the maturity date from September 29, 2023 to September 1, 2026 (b) increase the borrowing capacity from $40 million to $100 million and (c) to make certain revisions to permit borrowings in certain foreign currencies. The other material terms of the A&R GC Advisors Revolver were unchanged from the Prior GC Advisors Revolver.

The description above is only a summary of the material provisions of the A&R GC Advisors Revolver and is qualified in its entirety by reference to a copy of the A&R GC Advisors Revolver, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Revolving Loan Agreement, dated as of September 1, 2023, by and among Golub Capital BDC 3, Inc., as the borrower, and GC Advisors LLC, as the lender.
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC 3, INC.

Date: September 6, 2023	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer